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                            GALAXY NUTRITIONAL FOODS

FOR IMMEDIATE RELEASE:                        CONTACT:
December 18, 2002                             Dawn M. Robert, Investor Relations
                                              Galaxy Nutritional Foods, Inc.
                                              (407) 854-0433

                                              Evan Smith, CFA / Erica Pettit
                                              KCSA Worldwide
                                              (212) 896-1251 / (212) 896-1248

  GALAXY NUTRITIONAL FOODS APPOINTS FOUR NEW MEMBERS TO ITS BOARD OF DIRECTORS

  - CHARLES L. JARVIE, FORMER PRESIDENT OF DR. PEPPER AND SCHENLEY INDUSTRIES,
                        APPOINTED CHAIRMAN OF THE BOARD -

             - NEW BOARD MEMBERS INCLUDE LEADING EXPERTS IN FINANCE,
                 STRATEGIC PLANNING, MARKETING, AND ACCOUNTING -

ORLANDO, Florida (December 18, 2002) - Galaxy Nutritional Foods (AMEX: GXY), a leading producer of nutritious plant-based dairy alternatives for the retail and foodservice markets, announced the appointment of Charles L. Jarvie, former
President of Dr. Pepper and Schenley Industries, as the Company's Chairman of the Board. Mr. Jarvie will replace Angelo S. Morini, the Company's Founder and President, who has served as Chairman since the company's founding in 1987. Mr. Morini will now serve as Vice-Chairman of the Board. The Company also announced the appointment of three additional independent directors. Due to the strength and experience of these new board members, Mr. Douglas Walsh and Mr. Marshall Luther have chosen to resign from the Board of Directors, effective immediately.

In addition to Mr. Jarvie, the new board members include Michael H. Jordan, former Chairman and CEO of CBS Corporation and former CEO of PepsiCo International; Thomas R. Dykman, a distinguished professor of accounting at Cornell University and former consultant to the Financial Accounting Standards Board (FASB); and David H. Lipka, former President of DCA Food Industries. Mr. Dykman will chair the Audit Committee. These new appointments are expected to be an important milestone in support of the company's strategic growth initiatives and financial activities.

Commenting on the new appointments to the board, "These new directors are highly regarded in the food industry," said Angelo S. Morini, Galaxy's Founder and President. "It is a privilege to add these high-caliber individuals to our Board of Directors. Their status and success as some of the foremost experts in business finance and accounting, strategies, and business plans will be an ideal addition to our board."

"The initial success of the Company's operating turnaround led by the current management team combined with the strong market potential for the Veggie (TM) Brand with existing and recently signed customers, should create substantial value for our shareholders as we move forward," said Mr. Jarvie. "Under the oversight of a highly talented Board with extensive experience within the food and beverage industry, I am confident we will have a positive impact on the future and opportunity that exists for Galaxy Foods."

ABOUT CHARLES L. JARVIE
Charles L. Jarvie, presently a partner with Beta Capital Group, LLC, has had an illustrious business career. After twenty years with the Procter and Gamble Company, he was president of Dr. Pepper, Fidelity Investments Marketing Corp., and

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Schenley  Industries.  He has also  served as CEO of New Era  Beverage  Company,
chairman   of   Universal   Sports   America,   Host   Communications/Streetball
International, and J/P Management Associates. Among his accomplishments are acquisition of Canada Dry Corporation, sale of Schenley Industries, Host Communications and New Era Beverage Company. Mr. Jarvie has helped generate and implement and still enforces strategic plans for many successful turnarounds. Mr. Jarvie has numerous civic and business associations serving as a director or member of many prestigious organizations and companies. He is a graduate of Cornell University where he received both his B.S. and M.B.A.

ABOUT MICHAEL H. JORDAN
Michael H. Jordan is a general partner of Global Asset Capital, LLC, a venture capital firm and Beta Capital Group. He currently serves on the board of Dell Computer Corporation, Aetna Inc., and Luminant Worldwide Corporation. He is also executive chairman of Clariti Telecommunications International, Ltd., and chairman of eOriginal, Inc., an electronic commerce company. Mr. Jordan retired in 1998 as chairman and CEO of CBS Corporation (formerly Westinghouse Electric Corp.) after leading one of the most comprehensive transformations of a major U.S. corporation. Earlier in his career, he spent eighteen years with PepsiCo in top management including stints as President of Frito Lay, President of PepsiCo International, and President of PepsiCo. Mr. Jordan is a graduate of Yale University and received his M.S. in chemical engineering from Princeton University.

ABOUT THOMAS R. DYCKMAN
Thomas R. Dyckman is an Ann Whitney Olin Professor of Accounting and Acting Vice President for Technology at the S.C. Johnson Graduate School of Management at Cornell University. He has conducted management executive programs for Goodyear, IBM, Gould Pump, New England Telephone, Ocean Spray, Columbia University, G.T.E. and Sylvania. For eleven years, Mr. Dyckman served as a consultant on research issues to the Financial Accounting Standards Board (FASB) and during the mid 1990's was acting dean at Cornell University. He has held memberships with the American Accounting Association, the Financial Accounting Standards Advisory Committee, and the Accounting Researchers International Association. Mr. Dyckman has more than sixty published articles and is the author of ten books. He received his B.A., M.B.A. and Ph.D. from the University of Michigan.

ABOUT DAVID H. LIPKA
David H. Lipka spent forty years with DCA Food Industries Inc., an international manufacturer of food ingredients and equipment with combined sales in excess of $1 billion per annum, holding positions of President, CEO, and COO. He presently serves on the board of Doctor's Associates Inc. (Subway Stores) and has served on numerous boards including Dunkin Donuts Inc., Allied-Lyons Inc., and Kerry Group PLC. Mr. Lipka has also been Chairman and CEO of Pennari Foods and Leon Baking Company. He obtained his graduate degree at the School of Business at New York University.

ABOUT GALAXY NUTRITIONAL FOODS(R), INC.
Galaxy Nutritional Foods(R) is the leading producer of health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. An exclusive, new and technologically advanced, safer "hot process" is used to produce these phytonutrient-enriched products, made from nature's best grains - soy, rice and oats. Veggie products are low fat and fat free (saturated fat and trans-fatty acid free), cholesterol and lactose free, are growth hormone and antibiotic free, and have more calcium, vitamins and other minerals than conventional dairy products. Because they are made with plant proteins, the products are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the healthy and natural foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Galaxy Nutritional Foods(R); Veggie(R); Nature's Alternative(TM); Veggie Lite Bakery(TM); Veggie Cafe(TM); Soyco(R); Soymage(R); Wholesome Valley(R); Lite Bakery(R); and formagg(R). For more information, please visit Galaxy's website at: www.galaxyfoods.com.

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, or other factors which may cause actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

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